UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2010

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2010, Accuride Corporation (the “Company”) entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated February 26, 2010 (the “Indenture”), by and among the Company, certain subsidiaries of the Company, as guarantors, and Wilmington Trust FSB, as trustee, governing the Company’s 7.5% Senior Convertible Notes due 2020 (the “Convertible Notes”).  The Supplemental Indenture was entered into in connection with the settlement of the Company’s offer to convert any and all Convertible Notes into shares of common stock, par value $0.01 per share, of the Company, and the related solicitation of consents from holders of Convertible Notes to certain proposed amendments (the “Conversion Offer”), pursuant to which the Company received the requisite consents for the proposed amendments.

The Supplemental Indenture amends the Indenture to (i) eliminate the conditions to the Company’s optional redemption of the Convertible Notes, which permits the Company to redeem the Convertible Notes pursuant to the terms of the Indenture at par value at any time and (ii) eliminate certain events of default, restrictive covenants and other provisions in the Indenture.

The foregoing description of the Supplemental Indenture is a summary and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 regarding the Supplemental Indenture is incorporated by reference into this Item 3.03.

Item 8.01.  Other Events.

On November 29, 2010, upon settlement of the Conversion Offer (and after taking into account cash paid in lieu of the fractional shares that would have otherwise been issuable) (i) the Company issued 33,606,177 shares of common stock to holders participating in the Conversion Offer upon conversion of $141,076,966 aggregate principal amount of Convertible Notes accepted for conversion by the Company, and (ii) the $141,076,966 aggregate principal amount of Convertible Notes accepted for conversion was cancelled.  As of November 29, 2010, $4,173,035 aggregate principal amount of Convertible Notes remains outstanding.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

4.1                            First Supplemental Indenture, dated November 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	November 30, 2010	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture, dated November 29, 2010.